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                                                                    Exhibit 99.1

Rexhall Industries Announces First Quarter Results


LANCASTER, Calif., May 19, 2004 (BUSINESS WIRE) -- Rexhall Industries, Inc. (Nasdaq: REXL) today reported its financial results for its first quarter ended March 31, 2004. Net revenues for the first quarter decreased 63% to $4,779,000 from $12,946,000 for the same period in 2003. Gross profit for the first quarter was $491,000 versus $1,602,000 last year, which is a 69% decrease. Net loss for the quarter was $430,000, or $0.07 per diluted share, compared to a net loss of $57,000 or $0.01 per diluted share for the first quarter last year.

The Company's sales continued to be below prior year levels and have declined significantly while the industry, in general, has experienced increased sales. Management believes the decline may be a result of two major factors. Availability of external flooring sources has diminished for many of the Company's dealers, and as a result, its dealer network has similarly diminished. In contrast, many of the Company's larger competitors provide flooring for its dealers -- making it easier for dealers to do business with the larger manufacturer. Management also believes its announcement of the new T-Rex floorplans may have caused sales of its standard-line products to suffer, while its dealers opt to "wait and see" how the T-Rex will be received by the public, and to reserve its limited flooring. William J. Rex, President, Chairman and CEO, stated, "Because of this, Rexhall will sell T-Rex through its own dealership. We also believe our new 2005 standard-line models coming out in June may help our sales."


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                            REXHALL INDUSTRIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                  March 31,      December 31,
                                                     2004            2003
                                                 -----------     -----------
ASSETS

CURRENT ASSETS
 Cash                                            $   406,000     $ 1,883,000
 Accounts Receivables, net                         1,077,000       1,332,000
 Income Tax Receivable                               549,000         551,000
 Inventories                                      18,131,000      17,848,000
 Deferred Income Taxes                               159,000         124,000
 Other Current Assets                                199,000         265,000
                                                 -----------     -----------
TOTAL CURRENT ASSETS                             $20,521,000     $22,003,000

 Property and Equipment at Cost Net
  of Accumulated Depreciation                      4,342,000       4,613,000
 Property Held for Sale                            1,390,000       1,189,000
 Other Assets                                        194,000         194,000
                                                 -----------     -----------
TOTAL ASSETS                                     $26,447,000     $27,999,000
                                                 ===========     ===========

LIABILITIES & STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
 Accounts Payable                                $ 2,412,000       1,836,000
 Chassis Vendor Line of Credit                     3,291,000       4,432,000
 Notes Payable and Current Portion of
  Long-Term Debt                                      54,000          54,000
 Accrued Warranty                                    619,000         980,000
 Accrued Legal                                     1,408,000       1,594,000
 Accrued Dealer Incentives                           391,000         384,000
 Other Accrued Liabilities                         1,180,000       1,102,000
 Accrued Compensation and Benefits                   202,000         280,000
                                                 -----------     -----------
TOTAL CURRENT LIABILITIES                          9,557,000      10,662,000

 Long-Term Debt, less Current Portion                925,000         942,000
                                                 -----------     -----------
TOTAL LIABILITIES                                 10,482,000      11,604,000
                                                 -----------     -----------
STOCKHOLDERS' EQUITY
 Preferred Stock - no par value,
   Authorized, 1,000,000 shares; none issued              --              --
 Common Stock - no par value,
   Authorized, 10,000,000 shares;
   issued and outstanding
   5,872,700 at March 31, 2004
   and 5,872,700 December 31, 2003                 5,580,000       5,580,000
 Retained Earnings                                10,385,000      10,815,000
                                                 -----------     -----------
TOTAL STOCKHOLDERS' EQUITY                        15,950,000      16,395,000
                                                 -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $26,447,000     $27,999,000
                                                 ===========     ===========


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                            REXHALL INDUSTRIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                     Three Months Ended
                                                  March 31,         March 31,
                                                    2004              2003
                                                ------------      ------------
Net Revenues                                    $  4,779,000      $ 12,946,000
Cost of Sales                                      4,288,000        11,344,000
                                                ------------      ------------
Gross Profit                                    $    491,000      $  1,602,000
Operating Expenses:
Selling, General, Administrative Expenses
 and Other Expenses                                  919,000         1,691,000
                                                ------------      ------------
Income/(Loss) before Income Taxes                   (428,000)          (89,000)
Income Tax Expense/(Benefit)                           2,000           (32,000)
                                                ------------      ------------
Net Income/(Loss)                               $   (430,000)     $    (57,000)
                                                ============      ============
Basic and Diluted Income/(Loss) - Per Share     $      (0.07)     $      (0.01)
                                                ============      ============
Weighted Average Shares Outstanding

Basic and Diluted                                  5,872,700         5,997,700
                                                ============      ============


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Rexhall Industries, Inc. (www.rexhall.com) designs, manufactures and sells various models of Class A motorhomes used for leisure travel and outdoor activities. Rexhall's lines of Class A motorhomes are sold through dealer locations across the U.S., Canada and Europe and include RoseAir(TM), RexAir(R), Aerbus(TM), Vision(TM) and American Clipper(TM).

FORWARD-LOOKING STATEMENTS: Our statements of our intentions or expectations made in this press release are "forward-looking statements" based on assumptions and on facts known to us today. For example, our expectations regarding our upgraded 2004 and new 2005 product line, and sales of our new T-Rex Double & Wide(TM) motorhomes are forward-looking statements. There can be no guarantee that a market will exist for our new T-Rex Double & Wide(TM) motorhomes or that our new coaches will adequately respond to market trends or appeal to the mass market. Customers might delay or forgo purchasing our conventional motorhomes preferring to wait for the release of our T-Rex Double & Wide(TM) product line, because they prefer coaches of our competitors, because they fear increases in fuel prices or interest rates, because of general economic conditions or for other reasons. This would have a negative effect on our sales and could adversely affect our operating results and financial condition. Further, if a market does not develop for our new motorhomes or if we fail to receive sufficient orders for them, our sales may decline and our business and operating results could be seriously harmed. Even if the market for our new T-Rex Double & Wide(TM) motorhomes does develop, it may not grow at an adequate pace. Moreover, we may not be able to predict precisely the time and expense required to overcome unexpected production problems and to ensure production within the time limits we expect, or the reliability and high quality of the coach at an acceptable cost. Increased costs and other difficulties associated with manufacturing these motorhomes such as our inability to obtain critical parts and components from suppliers timely or at all could have a negative impact on our sales during particular periods and on our future gross margins. Our business is seasonal and cyclical. Most of our competitors are substantially larger, and many of our suppliers and dealers have greater economic power, so that the volume and prices of both supplies and sales may be adversely affected by competitive action.

For further information regarding risks and uncertainties associated with Rexhall's business, please refer to the "Management's Discussion and Analysis of Results of Operations and Financial Condition - Certain Risk Factors That Could Affect Future Results" of Rexhall's SEC filings, including, but not limited to, its Quarterly Report on Form 10-Q for the three months ended March 31, 2004, copies of which may be requested by contacting Rexhall's Investor Relations Department either by mail at our corporate headquarters, by telephone at 661-726-0565 or from our website at www.rexhall.com.

SOURCE: Rexhall Industries, Inc.


CONTACT:          Rexhall Industries, Inc.

                  William Rex or Investor Relations, 661-726-0565